Exhibit 1.01

Cardinal Health, Inc.
Conflict Minerals Report
For the 2015 Reporting Period
Introduction
This conflict minerals report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period from January 1, 2015 to December 31, 2015 (the "2015 reporting period"). References to "Cardinal Health," "we," "our" and similar pronouns in this report refer to Cardinal Health, Inc. and its consolidated subsidiaries unless the context requires otherwise.
This report relates to our products that were manufactured or contracted to be manufactured during the 2015 reporting period that contain the "conflict minerals" specified in Rule 13p-1 that are necessary to the functionality or production of those products and that we had reason to believe may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “covered countries”) and may not have come from recycled or scrap sources. The conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten.
Products Subject to this Report
The following products (collectively referred to below as "our products") manufactured or contracted to be manufactured by our Medical segment are subject to this report for the 2015 reporting period: radio frequency identification, or RFID, enabled inventory management cabinets and wands, ureteral stone retrieval devices and certain Cordis balloon catheters manufactured or contracted to be manufactured from October 2, 2015 through December 31, 2015. On October 2, 2015, we completed the acquisition of the Cordis business from Ethicon, Inc., a wholly-owned subsidiary of Johnson & Johnson.
Our supply chains are complex and fragmented. As a “downstream” company, we are many tiers removed in the minerals supply chain from smelters and refiners (collectively, "smelters") that process the metals found in our products, with many intervening third parties between the original sources of conflict minerals and us. We, therefore, must rely on our immediate suppliers, with which we have business relationships, to provide information regarding the sourcing of conflict minerals in our products. Our immediate suppliers, in turn, typically are also many tiers downstream in the minerals supply chain and have similar challenges.
Conflict Minerals Program
We have taken the following steps to implement a conflict minerals program since 2014:

•	Adopted a conflict minerals policy (the "policy"). The policy is available on our website at http://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html.

•	Established a conflict minerals steering committee to direct the overall conflict minerals program, including representatives from sourcing, legal, quality and regulatory, finance and internal audit.

•
Began incorporating conflict minerals provisions in the standard terms of our Medical segment's distribution agreements for new suppliers, which require suppliers to warrant that they will, among other things, comply with our policy, work with their own suppliers to identify the source of any conflict minerals and cooperate with us in any inquiries that we make regarding conflict minerals in the suppliers' products.

•	Published a dedicated e-mail address for reporting questions or concerns relating to our policy or conflict minerals program to a Cardinal Health representative.

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Became a member of the Conflict-Free Sourcing Initiative ("CFSI"), a cross-industry effort to facilitate the validation of smelters and the participation of smelters in the Conflict-Free Smelter Program ("CFSP"), which offers independent third-party audits of smelters to certify that the conflict minerals they process originate from conflict-free sources.

Reasonable Country of Origin Inquiry
For the products subject to this report, we conducted a good faith reasonable country of origin inquiry ("RCOI") regarding the conflict minerals in materials, components and finished goods supplied to us. The RCOI was designed to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may be from recycled or scrap sources. The RCOI included the following steps:

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We engaged with 20 suppliers of materials that may contain conflict minerals and are included in our products by notifying the suppliers that we are subject to Section 1502 of the Dodd-Frank Act and requesting that the suppliers cooperate by responding to the CFSI's Conflict Minerals Reporting Template ("CMRT").

•	We tracked supplier responses and followed up with unresponsive suppliers.

•	We evaluated the completed CMRTs that we received from suppliers for completeness, plausibility and consistency, and followed up with suppliers to gather further information.

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We verified, to the best of our knowledge, whether the metal processors identified by suppliers on their CMRTs were actually smelters of conflict minerals by comparing the facilities reported by suppliers to the CFSI's smelter reference list.

•	We reviewed data available to us as a member of CFSI to determine the country of origin of the conflict minerals processed by the verified smelters.
Based on supplier responses from the RCOI, a list was compiled of verified, unique smelters. We performed due diligence, as discussed below, on the smelters on the list that were known or reasonably believed to have sourced from a covered country or that had unknown sourcing.
Due Diligence
We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition, and related supplements for gold, tin, tantalum and tungsten (the "OECD guidance"). The design of our diligence measures took into account the OECD guidance's recommendations for "downstream" actors with no direct relationships with smelters. "Downstream" refers to the minerals supply chain from smelters to retailers and manufacturers, whereas "upstream" refers to the minerals supply chain from the mines to the smelters.
As a downstream company, we do not have direct relationships with smelters and therefore do not perform or direct audits of smelters within our supply chain. We instead rely on internationally-recognized validation schemes that facilitate independent third-party audits of smelters and validate that a smelter has met the requirements of the OECD guidance, such as the CFSP. We support this program through our membership in CFSI. Our due diligence included attempting to match each smelter on our list of verified, unique smelters to available lists of smelters that have been certified, or are in the process of being certified, by internationally-recognized validation schemes, such as the CFSP. We reported the findings to senior management. We also sent letters to 20 suppliers encouraging them to consider validated smelters that are certified as "DRC conflict free" as alternative sources of conflict minerals.
Determination
Based on the above-described due diligence efforts, we identified 410 unique smelters that surveyed suppliers reported as being in their supply chains for conflict minerals that may be contained in our products. Of these 410 smelters, 244 were listed as verified smelters on the CFSI's smelter reference list as reported as of April 26, 2016. Of these 244 verified smelters, 183 were certified by CFSI as processing conflict minerals from conflict-free sources and another 18 are in the certification process. See Annex A for a listing, by name, of the 244 verified smelters.

Although we requested information at a product level, most supplier responses provided information at a company level and not at a product level, and therefore, the information provided was not necessarily limited to smelters confirmed to be in our supply chain. In addition, many of the supplier responses were still incomplete because supply chain participants are still continuing to map their upstream supply chains. As a result, we are unable to validate whether the facilities listed in Annex A in fact contributed conflict minerals to our products.

Based on CFSI’s country of origin data for certified conflict-free smelters, Annex B includes an aggregated list of the countries of origin from which the smelters listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources. We have described our efforts to determine the mine or location of origin of the necessary conflict minerals in our products with the greatest possible specificity above in the section entitled “Reasonable Country of Origin Inquiry.”

Future Steps to Mitigate Risk
With the conflict minerals regulatory regime in its infancy, it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Accordingly, our due diligence program is an iterative process and we expect progress to be incremental over time. We intend to take the following steps to

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improve our due diligence processes and work toward further mitigating the risk that the conflict minerals in our products could finance or benefit armed groups in the covered countries:

•	continuing supply chain due diligence efforts and engagement with suppliers to identify sources of conflict minerals;

•	engaging with unresponsive suppliers and suppliers that provide incomplete or uncertain information;

•	continuing to refine our due diligence practices and framework as industry practice evolves;

•	continuing to encourage suppliers to use certified conflict-free sources of conflict minerals;

•	communicating our conflict minerals policy and expectations regarding the conflict minerals program to new suppliers; and

•	continuing to develop our strategy to respond to any risks that we might identify in our conflict minerals supply chain.
This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, such as whether industry organizations and initiatives remain effective as a source of external support to us in the conflict minerals compliance process. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect our future determinations under Rule 13p-1.

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ANNEX A

The following is a list of verified smelters on the CFSI's smelter reference list that surveyed suppliers reported as being in their supply chains for conflict minerals that may be contained in our products. Smelters that have been certified, or are in the process of being certified, as processing conflict minerals from conflict-free sources by CFSI or another internationally-recognized validation scheme are indicated below by asterisk. This information is as reported by CFSI as of April 26, 2016.
As explained above, the presence of a smelter on the list does not mean that our products necessarily contained conflict minerals processed by that smelter.

Mineral	Smelter Name	Smelter Location
Gold	Advanced Chemical Company*	United States
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	United States
Gold	Asahi Refining USA Inc.*	United States
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Caridad	Mexico
Gold	Cendres + Métaux S.A.*	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.*	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH*	Germany
Gold	Dowa*	Japan
Gold	DSC (Do Sung Corporation)*	South Korea
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC*	United States
Gold	Faggi Enrico S.p.A.*	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedz Spólka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Metal Co., Ltd	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.*	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor USA Refining Corporation*	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd*	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP S.A.*	Switzerland

Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation*	United States
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals*	South Korea
Gold	SAMWON Metals Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.*	Netherlands
Gold	SEMPSA Joyería Platería S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom*	South Korea
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States

Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	Kemet Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	QuantumClean*	United States
Tantalum	Resind Indústria e Comércio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex Metals*	United States
Tantalum	Tranzact, Inc.*	United States
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China
Tantalum	Zhuzhou Cemented Carbide*	China
Tin	Alpha*	United States
Tin	An Vinh Joint Stock Mineral Processing Company*	Vietnam
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Gita Pesona*	Indonesia

Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	Vietnam
Tin	Elmet S.L.U.*	Spain
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States
Tin	Metallo-Chimique N.V.*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Phoenix Metal Ltd.*	Rwanda
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia

Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	PT Wahana Perkit Jaya*	Indonesia
Tin	Resind Indústria e Comércio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.*	Brazil
Tin	Thaisarco*	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company*	Vietnam
Tin	VQB Mineral and Trading Group JSC*	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Tin Company Limited*	China
Tin	Zhuhai Quanjia*	China

ANNEX B
Based on CFSI’s country of origin data for certified conflict-free smelters, aggregated countries of origin from which the smelters listed in Annex A are believed to have sourced conflict minerals include:

Angola	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Russia
Colombia	Republic of Congo
Côte D'Ivoire	Rwanda
Czech Republic	Sierra Leone
Democratic Republic of Congo	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Thailand
India	Tanzania
Indonesia	Uganda
Ireland	United Kingdom
Israel	United States
Japan	Vietnam
Kazakhstan	Zambia
Kenya	Zimbabwe

B-1